UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 North Los Robles Avenue, Suite 250
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

Fees billed to the Company by Ernst & Young LLP for 2003 are as follows:

Audit Fees of $218,000 were billed to the Company for 2003 related to the audit of our consolidated financial statements and review of our quarterly financial statements.

Tax Fees of $245,000 were billed to the Company for 2003 related to tax services. Included in this amount is $152,000 related to tax return preparation and compliance, $87,000 was for services related to a cost segregation study and $6,000 of other tax related services.

Provisions of the Sarbanes-Oxley Act of 2002 which require Audit Committee pre-approval of all services to be performed by the independent public accountants became effective during the Company's 2003 fiscal year. Since the effectiveness of such provisions, the Audit Committee approved, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
April 27, 2004	By: /s/ JOEL S. MARCUS
Joel S. Marcus
Chief Executive Officer
(Principal Executive Officer)

By: /s/ PETER J. NELSON
Peter J. Nelson
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)